EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of PEDEVCO CORP. on Form S-1 Amendment No. 3 dated February 4, 2013 of our report dated December 12, 2012 relating to the statements of combined revenues and direct operating expenses of the oil and gas properties acquired from Excellong E&P-2, Inc. for the years ended December 31, 2011 and 2010. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
February 4, 2013